                                                                EXHIBIT 4.29





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                                PLD TELEKOM INC.

                                       and

                              THE BANK OF NEW YORK,
                                        as Trustee


                            ------------------------



                                 TRUST AGREEMENT


                            ------------------------







                          Dated as of November 26, 1997


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

                                TABLE OF CONTENTS

Section                                                                                   Page

1.      Revolving Credit Agreement, Notes and Warrants.....................................  1

2.      Definitions........................................................................  2

3.      Collateral.........................................................................  2

4.      Enforcement of Collateral by Trustee...............................................  3

5.      Escrow and Release and Delivery of Additional Warrants.............................  5

6.      Application of Monies by Trustee...................................................  8

7.      Payments by Trustee, etc........................................................... 11

8.      Certificates as to Issuance of and Payments of Interest on Notes, Reduction of
        Commitments and Making of Revolving Credit Loans................................... 11

9.      Notices, etc. under Security Documents............................................. 12

10.     Amendments, etc. of Security Documents............................................. 12

11.     Concerning the Trustee............................................................. 12

12.     Trustee's Compensation, Expenses, Indemnification, etc............................. 16

13.     Resignation, Removal and Replacement of Trustee.................................... 17

14.     Successor Trustee by Merger, Consolidation, etc.................................... 17

15.     Eligibility of Trustee............................................................. 18

16.     Appointment of Additional Trustees................................................. 18

17.     Investments........................................................................ 20

18.     Further Assurances................................................................. 20

19.     Termination; Reinstatement......................................................... 21

20.     Notices, etc....................................................................... 22

21.     Miscellaneous...................................................................... 22

SCHEDULE I     Schedule of Additional Warrant Certificates

EXHIBIT A             Form of Agency Agreement

               TRUST AGREEMENT, dated as of November 26, 1997, between PLD TELEKOM INC., a Delaware corporation (the "COMPANY"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "TRUSTEE")

        1. REVOLVING CREDIT AGREEMENT, NOTES AND WARRANTS. This Agreement is made pursuant to the Revolving Credit Note and Warrant Agreement, dated as of the date hereof (said Revolving Credit Note and Warrant Agreement, as modified, amended and supplemented from time to time in accordance with its terms, being referred to herein as the "REVOLVING CREDIT AGREEMENT")., between the Company and The Travelers Insurance Company and The Travelers Indemnity Company (the "LENDERS"), an executed counterpart of which is being delivered to the Trustee together herewith, providing for (a) the commitment of the Lenders to make Series A Revolving Credit Loans from time to time to the Company in an aggregate principal amount not exceeding $12,400,000 (the "SERIES A REVOLVING CREDIT LOANS"); (b) the issuance and delivery by the Company to the Lenders of its 12% Series A Revolving Credit Notes due December 31, 1998 in the aggregate principal amount of $12,400,000 to evidence the obligation of the Company to repay Series A Revolving Credit Loans from time to time outstanding in accordance with the terms thereof (such notes, including all notes issued in substitution or exchange therefor pursuant to the Revolving Credit Agreement, being referred to herein as the "SERIES A NOTES"); (c) the commitment of the Lenders to make Series B Revolving Credit Loans from time to time to the Company in an aggregate principal amount not exceeding $3,100,000 (the "SERIES B REVOLVING CREDIT LOANS"); (d) the issuance and delivery by the Company to the Lenders of its 12% Series B Revolving Credit Notes due September 30, 1998 in the aggregate principal amount of $3,100,000 to evidence the obligation of the Company to repay Series B Revolving Credit Loans from time to time outstanding in accordance with the terms thereof (such notes, including all notes issued in substitution or exchange therefor pursuant to said Revolving Credit Note and Warrant Agreement, being referred to herein as the "SERIES B NOTES"; the Series A Notes and the Series B Notes being collectively referred to herein as the "NOTES"); and (e) certain Common Stock warrants, including (i) Series A Warrants for the purchase of an aggregate of 315,000 shares of Common Stock, (ii) Series B Warrants for the purchase of an aggregate of 108,000 shares of Common Stock, and (iii) Additional Warrants for the purchase of an aggregate of 182,000 shares of Common Stock.

        This Agreement is made for the purpose of setting forth the duties and powers of the Trustee with respect to, the Collateral (as defined in Section 3 hereof) and the Additional Warrants, and is made for the benefit of the holders of the Notes (A) to secure (1) the payment of the principal of, interest on, and Additional Amounts (if any) and Commitment Fees (if any) owing with respect to, the Notes, (2) the payment of all other indebtedness and obligations (including, without limitation, indemnities and expenses) of the Company under the Revolving Credit Agreement and the Security Documents (as defined in Section 3 hereof) and
(3) the due performance of and compliance by the Company with all the terms of and other obligations of the Company under the Revolving Credit Agreement, the Notes, this Agreement and such Security Documents; and (B) to provide for the implementation of the provisions of the Revolving Credit

Agreement relating to the Additional Warrants.

        2. DEFINITIONS. All terms used herein without definition shall have the meanings therefor specified in the Revolving Credit Agreement, as originally executed and delivered. The term "REQUISITE PERCENTAGE OF SERIES A HOLDERS" shall mean the holders of at least a majority in principal amount of the Series A Notes at the time outstanding (excluding the Series A Notes held or owned by the Company or any Affiliate of the Company); provided that, in the case of any action affecting the priority of any of the Series A Notes with respect to any other Notes or depriving any holder of any of the Series A Notes of the benefit of the Lien of the Pledge Documents to which such Series A Notes are entitled, the term "REQUISITE PERCENTAGE OF SERIES A HOLDERS" shall mean the holders of all of the Series A Notes at the time outstanding. The term "REQUISITE PERCENTAGE OF ALL HOLDERS" shall mean the holders of at least a majority in principal amount of the Series A Notes at the time outstanding and the holders of at least a majority in principal amount of the Series B Notes at the time outstanding (excluding in each case the Notes held or owned by the Company or any Affiliate of the Company); provided that, in the case of any action affecting the priority of any of the Notes with respect to any other Notes or depriving any holder of any of the Notes of the benefit of the Lien of the Security Documents to which such Notes are entitled, the term "REQUISITE PERCENTAGE OF ALL HOLDERS" shall mean the holders of all of the Notes at the time outstanding; and provided further that no action shall be taken to modify any of the provisions of this sentence without the consent of the holders of all of the Notes affected thereby. Unless otherwise specified, (a) references in this Agreement to any agreement, instrument or other document shall be considered as references to such agreement, instrument or document as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms and, to the extent applicable, the terms of this Agreement, and (b) references herein to a particular section, clause or other subdivision, or to a particular schedule or other attachment, shall be considered as references to that section, clause or other subdivision of, or to that schedule or other attachment to, this Agreement.

        3. COLLATERAL. (a) The Notes when issued will be entitled to the benefits of certain security held or to be held by or for the benefit of the Trustee, such security to consist of (i) the property held under the Security Agreement (Inventory and Receivables), dated as of the date hereof (the "SECURITY AGREEMENT (INVENTORY AND RECEIVABLES)" and, together with any and all other instruments or agreements at any time entered into which purport to grant to the Trustee a security interest in or a Lien on property to secure the Notes, other than to secure exclusively the Series A Notes, the "COMMON SECURITY DOCUMENTS"), between the Company and the Trustee, substantially in the form of Exhibit F to the Revolving Credit Agreement, creating a perfected first priority security interest in favor of the Trustee in the properties of the Company described therein as subject to the security interest thereof, all as security for the obligations secured thereby, including, without limitation, the Notes, and (ii) all rights of the Trustee under the Common Security Documents or in respect of such property and all rights of the Trustee therein hereunder (such property and any additional property subject to any of the Common Security Documents, together with all such rights, being referred to herein as the "COMMON COLLATERAL").

        (b) The Series A Notes when issued will also be entitled to the benefits of certain additional security held or to be held by or for the benefit of the Trustee, such security to consist of (i) the property held under both (x) the Pledge Agreement, dated as of the date hereof (the "PLEDGE AGREEMENT"), from the Company to the Trustee, substantially in the form of Exhibit E-1 to the Revolving Credit Agreement, and (y) the Agreement Accompanying Legal Mortgage of Shares, dated as of the date hereof (the "SHARE MORTGAGE"), between the Company and Anglo Irish Bank Corporation plc, as collateral agent pursuant to the Agency Agreement, dated as of the date hereof, between the Trustee, Anglo Irish Bank Corporation plc and the Company, substantially in the form of Exhibit E-2 to the Revolving Credit Agreement, which Pledge Agreement and Share Mortgage together create a perfected first priority pledge and security interest in favor of the Trustee in the properties of the Company described therein as subject to the security interest thereof, all as security for the obligations secured thereby, including, without limitation, the Series A Notes (the Share Mortgage, together with the Pledge Agreement and any and all other instruments or agreements at any time entered into which purport to grant to the Trustee a security interest in or a Lien on property exclusively to secure the Series A Notes (and not the Series B Notes), being referred to herein collectively as the "PLEDGE DOCUMENTS"), and (ii) all rights of the Trustee under the Pledge Documents or in respect of such property and all rights of the Trustee therein hereunder (such property and any additional property subject to any of the Pledge Documents, together with all such rights, being referred to herein as the "ADDITIONAL SERIES A COLLATERAL"). The Security Agreement (Inventory and Receivables), the Pledge Agreement and the Share Mortgage are referred to herein collectively as the "SECURITY AGREEMENTS"; the Common Security Documents and the Pledge Documents are referred to herein collectively as the "SECURITY DOCUMENTS"; and the Common Collateral and the Additional Series A Collateral are referred to herein collectively as the "COLLATERAL".

        (c) The Company will deliver or cause to be delivered to the Trustee, at the Closing, executed counterparts of the Security Agreements and all other Security Documents to be executed on or prior to the Closing Date and, promptly upon the execution and delivery thereof, executed counterparts of all other Security Documents. The Trustee or a Foreign Collateral Agent shall keep all Security Documents delivered to it, and all securities, instruments or other property included in the Collateral and delivered into its physical possession, at the principal corporate trust office of the Trustee, and shall permit the holder of any Note to inspect the same upon reasonable request.

        4. ENFORCEMENT OF COLLATERAL BY TRUSTEE. The Trustee, for the benefit of the holders of all the Notes, shall from time to time take such action for the protection and enforcement of its rights under this Agreement and the Security Documents as may be necessary or appropriate in the interests of the holders of the Notes, provided that:

               (a) unless and until the Trustee shall have knowledge that an Event of Default shall have occurred and be continuing, the Trustee shall not be obligated to take any action under this Agreement or the Security Documents except for the performance of such duties as are specifically set forth herein or therein and except as may be set forth from time to time in written instructions by a Requisite Percentage of All Holders in accordance with this Agreement or any of the Security Documents (provided that written instructions by a Requisite Percentage of Series A Holders shall be sufficient in the case of instructions relating only to the Pledge Documents, or any of them, or to Section 6(c) of this Agreement), and in this connection the Trustee shall take such of the following actions as may be specified in such instructions: (i) give such notice or direction or exercise such right, remedy or power hereunder or under the Security Documents as shall be specified in such instructions and (ii) approve or consent to all matters expressly required by the terms hereof or of any of the Security Documents to be satisfactory to, in accordance with the opinion of, or consented to by the Trustee, it being understood that without such written instructions, the Trustee shall not consent to any such matter or approve any such matter as satisfactory to, in accordance with the opinion of, or consented to by the Trustee;

               (b) the Trustee shall not be deemed to have knowledge of the existence of any condition or event which constitutes an Event of Default or a Default unless (i) any Trust Officer (as hereinafter defined) shall have actual knowledge thereof or (ii) the Trustee shall have been notified thereof in writing by the Company, the Lenders or the holder or holders of at least 5% in principal amount of the Notes at the time outstanding; as used herein, "TRUST OFFICER" shall mean (a) any officer within the corporate trust department of the Trustee including any vice president, assistant vice president, secretary, assistant secretary, treasurer, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person's knowledge of and familiarity with the particular subject and (b) who shall have direct responsibility for the administration of this Agreement; and

               (c) if and so long as the Trustee shall have knowledge that an Event of Default shall have occurred and be continuing, the Trustee shall exercise such rights, powers and remedies (whether vested in it by this Agreement or any Security Document or by law or in equity or by statute or otherwise) for the protection and enforcement of its rights under this Agreement and the Security Documents as the Trustee in the absence of written instructions from a Requisite Percentage of All Holders (or, with respect to the Pledge Documents, or any one of them, or to Section 6(c) of this Agreement, in the absence of written instructions from a Requisite Percentage of Series A Holders) may determine to be in the best interests of the holders of all the Notes (or, with respect to the Pledge Documents, or any one of them, or to Section 6(c) of this Agreement, the holders of the Series A Notes), or as the Trustee may be directed in writing by a Requisite Percentage of All Holders (or, in the case of directions relating solely to the Pledge Documents, or any of them, or to Section 6(c) of this Agreement, as the Trustee may be directed by a Requisite Percentage of Series A Holders), and shall use the same degree of care and skill in such exercise as a reasonably prudent individual would use under the circumstances in the conduct of such individual's own affairs.

        5. ESCROW AND RELEASE AND DELIVERY OF ADDITIONAL WARRANTS. (a) Concurrently with the execution and delivery hereof, the Company has delivered or caused to be delivered to the Trustee (for retention by the Trustee in escrow as provided in Section 5(b), subject to release from escrow and delivery to the holders of the Notes entitled thereto as provided in Sections 5(c) and 5(d)) the Warrant Certificates identified on Schedule I attached hereto by certificate Nos. and the respective numbers of Additional Warrants evidenced thereby (the "ADDITIONAL WARRANT CERTIFICATES", which term shall include any other Warrant Certificates delivered to the Trustee as contemplated by the third sentence of
Section 5(d)). The Company represents and warrants, for the benefit of the Trustee and the holders of the Notes, that (i) each of the Additional Warrant Certificates has been, or upon delivery to the Trustee will be, duly executed by the Company and countersigned and registered in the name of the Trustee by the Warrant Agent, and has been, or upon delivery to the Trustee will be, duly issued, all as provided in the Warrant Agreement, and (ii) upon release from escrow and delivery to a holder of the Notes pursuant to Section 5(c), each Additional Warrant Certificate shall evidence the number of Warrants specified therein, entitling the holder thereof, upon exercise, to purchase an equivalent number of fully paid and nonassessable shares of Common Stock of the Company at the exercise price specified in such Additional Warrant Certificate (such number of shares of Common Stock and such exercise price being subject to adjustment as provided in the Warrant Agreement).

        (b) The Additional Warrant Certificates will be held by the Trustee in one of its vaults or in a similarly secure manner in accordance with the Trustee's customary procedures until, in the case of any particular Additional Warrant Certificate, the same is required to be released and delivered to a holder of the Notes pursuant to Section 5(c) or 5(e) or to the Warrant Agent pursuant to Section 5(e). The escrow created hereunder shall be known and referred to as the "ADDITIONAL WARRANT ESCROW". Notwithstanding any provision hereof or of the Additional Warrant Certificates to the contrary, the Additional Warrants evidenced by an Additional Warrant Certificate shall not

               (i) at any time or under any circumstance be exercisable by the Trustee, or

               (ii) be exercisable by any other Person unless and until such Additional Warrant Certificate shall, pursuant to Section 5(c) or 5(e), be released and be deliverable by the Trustee to a holder of the Notes, and then only by such holder, or its registered assigns, in accordance with the terms of such Additional Warrant Certificate and, to the extent applicable, the terms of the Warrant Agreement.

        (c) On each Escrow Release Date (as defined below), the Trustee shall deliver Additional Warrant Certificates to the holders of the Notes in accordance with the further provisions of this Section 5(c) and the provisions of Section 5(d), unless, prior to the opening of business on such Escrow Release Date, the Company shall have

               (i) satisfied the Targeted Reduction Condition (as defined below) applicable to the Commitment Reduction Date (as defined below) immediately preceding such Escrow

        Release Date, and

               (ii) furnished to the Trustee (with a copy to each holder of the Notes) an Officers' Certificate (A) confirming that the Company has satisfied such Targeted Reduction Condition, (B) describing by principal amount and date each reduction of the Commitments effected by the Company in connection with such satisfaction and each, if any, repayment of outstanding Revolving Credit Loans required in connection with such reduction in accordance with Section 8.4 of the Revolving Credit Agreement, specifying in the case of each such reduction of the Commitments the Section of the Revolving Credit Agreement pursuant to which such reduction of the Commitments was effected, and (C) certifying that no such reduction of the Commitments described in such Officers' Certificate pursuant to the immediately foregoing subclause (B) has been credited in satisfaction of the Targeted Reduction Condition applicable to any prior Commitment Reduction Date.

If the conditions set forth in clauses (i) and (ii) of the preceding sentence shall not have been satisfied in respect of such Escrow Release Date, Additional Warrant Certificates evidencing the number of Additional Warrants set forth in the following table opposite the description of such Escrow Release Date shall be released from the Additional Warrant Escrow and the Trustee shall, in accordance with the procedures specified in Section 5(d) hereof, surrender such released Additional Warrant Certificates to the Warrant Agent for registration of transfer and issuance, as indicated in said table, to the holders of the Series A Notes or, in the case of the Escrow Release Date next following each of July 31, 1998 and August 31, 1998, in part to the holders of the Series A Notes and in part to the holders of the Series B Notes:



Escrow Release             Number of                Number of                Number of
Date next following        Additional               Additional Warrants      Additional Warrants
Commitment Reduction       Warrants                 Transferable to Holders  Transferable to Holders
Date occurring on:         Released                 of Series A Notes        of Series B Notes
------------------         --------                 -----------------        -----------------

July 31, 1998              46,000                      30,000                   16,000
August 31, 1998            46,000                      30,000                   16,000
September 30, 1998         30,000                      30,000                    0
October 31, 1998           30,000                      30,000                    0
November 30, 1998          30,000                      30,000                    0



For purposes hereof, (A) the term "ESCROW RELEASE DATE" shall mean, in relation to each Commitment Reduction Date referred to in Section 9.26 of the Revolving Credit Agreement, the Business Day next following such Commitment Reduction Date, or, if such Commitment Reduction Date is not itself a Business Day, the second Business Day next following such Commitment Reduction Date; and (B) the "TARGETED REDUCTION CONDITION" applicable to a Commitment Reduction Date shall be deemed satisfied if (and only if) on such Commitment

Reduction Date, after giving effect to any credits to which the Company is entitled in accordance with the last sentence of Section 9.26 of the Revolving Credit Agreement in respect of the Targeted Reduction Amount applicable to such Commitment Reduction Date (as specified in the Commitment Reduction Schedule set forth in said Section 9.26), the Company shall have made a reduction of the Commitments (exclusive of reductions of the Commitments made in compliance with Section 8.3(b) of the Revolving Credit Agreement), at least equal to such Targeted Reduction Amount and made all required repayments, if any, of outstanding Revolving Credit Loans required in connection with such reduction in accordance with Section 8.4 of the Revolving Credit Agreement.

        (d) On each Escrow Release Date on which, in accordance with Section 5(c) or 5(e), Additional Warrant Certificates evidencing a specified number of Additional Warrants are required to be issued to the holders of a particular Series of Notes, such Additional Warrant Certificates shall be allocated among such holders in such manner that there shall be issuable to each such holder an Additional Warrant Certificate evidencing a number of Additional Warrants (and/or fractions thereof) bearing the same proportion to such specified number as the principal amount then outstanding of the Revolving Credit Loans of such Series owing to such holder bears to the aggregate principal amount then outstanding of all Revolving Credit Loans of such Series owing to all such holders. On each such Escrow Release Date on which Additional Warrant Certificates are required to be so issued, the Trustee will, to the extent necessary, to effect such issuance, surrender to the Warrant Agent, pursuant to
Section 2(d) of the Warrant Agreement, Additional Warrant Certificates, accompanied by a written statement setting forth the names of the holders of the Notes in which such Additional Warrant Certificates are to be registered and their respective addresses and the number of Additional Warrants (and/or fractions thereof) to be evidenced by the Additional Warrant Certificate to be issued to each such holder, and directing the Warrant Agent to register the transfer of such Additional Warrant Certificates to such holders and to issue new Additional Warrant Certificates of the same tenor to such holders in accordance with Section 2(d) of the Warrant Agreement. In the event that, on any such occasion, Additional Warrant Certificates then held by the Trustee and available for the purpose shall not evidence the appropriate numbers of Additional Warrants (and/or fractions thereof) to permit allocation among holders of the Notes of a particular Series in accordance with the first sentence of this Section 5(d), the Trustee to effect an exchange of Additional Warrant Certificates pursuant to the Warrant Agreement for other Warrant Certificates of like tenor representing the respective numbers of Warrants (and/or fractions thereof) necessary to permit such allocation (and, in the event the Additional Warrant Certificates surrendered by the Trustee to the Warrant Agent for this purpose shall evidence a number of Additional Warrants in excess of the aggregate number of Warrants evidenced by all such Warrant Certificates received in exchange therefor for delivery to such holders, an Additional Warrant Certificate, which shall be retained by the Trustee in the Additional Warrant Escrow, registered in the name of the Trustee and evidencing a number of Warrants equal to such excess). The Company will take all actions which shall be required on its part, or which shall be reasonably requested by the Trustee or any holder of the Notes, in order to facilitate the delivery of Additional Warrants to the holders of the Notes in accordance with this Section
5. Notwithstanding any provision of the Warrant Agreement to the contrary, the Company will not require the payment of any sum for or in respect of any stamp or other governmental charge that may be imposed in connection with any transfer or exchange contemplated by this Section 5, and the Company will pay and hold the Trustee and the holders of the Notes harmless from and against all such stamp or other governmental charges or taxes that may be so imposed; provided, however, that the Company shall not be responsible for the payment of any such stamp or other governmental charges or taxes in connection with any future transfer or exchange of Additional Warrant Certificates issued to a holder of Notes in accordance with the terms of this Section by such holder or any transferee thereof.

        (e) In the event that, prior to the opening of business on any Escrow Release Date, the Company shall have satisfied the Targeted Reduction Condition applicable to the Commitment Reduction Date immediately preceding such Escrow Release Date and furnished to the Trustee an Officers' Certificate complying with the requirements of clause (ii) of Section 5(c), Additional Warrant Certificates evidencing the number of Additional Warrants that would otherwise have been released from the Additional Warrant Escrow and surrendered to the Warrant Agent for registration of transfer and issuance to the holders of the Notes on such Escrow Release Date shall be released from the Additional Warrant Escrow and delivered by the Trustee, upon the written request of the Company, to the Warrant Agent for cancellation.

        6. APPLICATION OF MONIES BY TRUSTEE. (a) The Trustee shall keep separate accounts for (i) the monies collected or received by the Trustee hereunder or under the Common Security Documents and relating to the Common Collateral and
(ii) the monies collected or received by the Trustee hereunder or under the Pledge Documents and relating to the Additional Series A Collateral. All monies collected or received by the Trustee hereunder (other than amounts due to the Trustee for its own account) or under any Security Document or in respect of the Collateral shall be held and applied pursuant to the provisions of this Section 6 and Section 17(b). All monies from time to time received pursuant to the Security Documents by the Trustee, no provision for the application of which is made herein or in any of the Security Documents, shall be retained by the Trustee as additional security for the obligations secured by the Common Collateral or the Additional Series A Collateral, as the case may be.

        (b) If an Event of Default shall have occurred and be continuing, all proceeds of any sale or collection provided for in any of the Common Security Documents or otherwise received as or in respect of any Common Collateral, and all other monies received by the Trustee under any Common Security Document or under this Agreement and relating to the Common Collateral, and at the time held by the Trustee, shall be applied in the following order:

                FIRST: to the payment of all costs and expenses incurred by the Trustee in connection with such sale, the delivery of the Common Collateral or the collection of any such monies (including, without limitation, reasonable attorneys' fees and expenses);

                SECOND: to the payment of any fees and other amounts then due and payable to the Trustee by the Company under Section 12 of this Agreement;

                THIRD: to the payment of all other indebtedness and obligations secured by the Common Security Documents and at the time due and payable, including, without limitation, all amounts of principal, interest, Additional Amounts, if any, and Commitment Fees, if any, at the time due and payable on the Notes or pursuant to the Revolving Credit Agreement (whether at stated maturity, or by repayment, declaration or otherwise), including interest, to the extent permitted under applicable law, on any overdue amounts at the applicable Default Rate, and in the event such proceeds and other monies shall be insufficient to pay in full all such amounts so due and payable, then:

                      first, to the payment, on a pro rata basis, of all amounts at the time due and payable by the Company to the holders of the Notes pursuant to any indemnification or expense provisions of the Revolving Credit Agreement, this Agreement or any Common Security Document, or as shall be required to reimburse any such holder for amounts expended or obligations incurred by such holder pursuant to the provisions of Section 11(d) of this Agreement or any indemnity provided by such holder as contemplated thereby in respect of any action taken by the Trustee in accordance with the request of a Requisite Percentage of All Holders, without preference or priority of any such amount over any other such amount or of any one such holder over any other such holder, and second, to the payment, on a pro rata basis, of all
               amounts of interest, Additional Amounts and Commitment Fees at the time due and payable on the Notes or pursuant to the Revolving Credit Agreement, without preference or priority of any amount of interest or Additional Amounts or Commitment Fees over any other amount of interest or Additional Amounts or Commitment Fees or of any Note over any other Note, and third, to the payment, on a pro rata basis, of all amounts of principal at the time due and payable in respect of the Notes, without preference or priority of any amount of principal over any other amount of principal or of any Note over any other Note, and fourth, to the payment of all other amounts at the time
               due and payable by the Company to the holders of the Notes under the Revolving Credit Agreement, the Notes, this Agreement or any Common Security Document, without preference or priority of any such amount over any other such amount, any and all such payments to be made to the holders of the Notes entitled thereto, ratably, in proportion to the respective unpaid amounts of the Notes at the time due and payable and held by such holders; and

                FOURTH: the balance, if any, to the Company or as it may direct, if all conditions to the termination of this Agreement specified in
        Section 19 shall have been fulfilled, but if any such condition shall not have been fulfilled, to be held by the Trustee and thereafter applied to any other payments required to be made in accordance with subdivisions FIRST to THIRD, inclusive, of this Section 6(b).

        (c) If an Event of Default shall have occurred and be continuing, all proceeds of any sale or collection provided for in any of the Pledge Documents or otherwise received as or in respect of any Additional Series A Collateral, and all other monies received by the Trustee under any Pledge Document or this Agreement and relating to the Additional Series A Collateral, and at the time held by the Trustee, shall be applied in the following order:

                FIRST: to the payment of all costs and expenses incurred by the Trustee in connection with such sale, the delivery of Additional Series A Collateral or the collection of any such monies (including, without limitation, reasonable attorneys' fees and expenses);

                SECOND: to the payment of any fees and other amounts then due and payable to the Trustee by the Company under Section 12 of this Agreement;

               THIRD: to the payment of all other indebtedness and obligations secured by the Pledge Documents and at the time due and payable, including, without limitation, all amounts of principal, interest, Additional Amounts, if any, and Commitment Fees, if any, at the time due and payable on the Series A Notes or to the holders of the Series A Notes pursuant to the Revolving Credit Agreement (whether at stated maturity, or by repayment, declaration or otherwise), including interest, to the extent permitted under applicable law, on any overdue amounts at the applicable Default Rate, and in the event such proceeds and other monies shall be insufficient to pay in full all such amounts so due and payable, then:

                      first, to the payment, on a pro rata basis, of all amounts at the time due and payable by the Company to the holders of the Series A Notes pursuant to any indemnification or expense provisions of the Revolving Credit Agreement, this Agreement or any Pledge Document, or as shall be required to reimburse any such holder for amounts expended or obligations incurred by such holder pursuant to the provisions of Section 11(d) of this Agreement or any indemnity provided by such holder as contemplated thereby in respect of any action taken by the Trustee in accordance with the request of a Requisite Percentage of Series A Holders, without preference or priority of any such amount over any other such amount or of any one such holder over any other such holder, and

                        second, to the payment, on a pro rata basis, of all
                amounts of interest, Additional Amounts and Commitment Fees at the time due and payable on the Series A Notes or to the holders of the Series A Notes pursuant to the Revolving Credit Agreement, without preference or priority of any amount of interest or Additional Amounts or Commitment Fees over any other amount of interest or Additional Amounts or Commitment Fees or of any Series A Note over any other Series A Note, and third, to the payment, on a pro rata basis, of all
                amounts of principal at the time due and payable in respect of the Series A Notes, without preference or priority of any amount of principal over any other amount of principal or of any Series A Note over any other Series A Note, and fourth, to the payment of all other amounts at the time
                due and payable by the Company to the holders of the Series A Notes under the Revolving Credit Agreement, the Series A Notes, this Agreement or any Pledge Document, without preference or priority of any such amount over any other such amount, any and all such payments to be made to the holders of the Series A Notes entitled thereto, ratably, in proportion to the respective unpaid amounts of the Series A Notes at the time due and payable and held by such holders; and

                FOURTH: the balance, if any, to the Company or as it may direct, if all conditions to the termination of this Agreement specified in
        Section 19 shall have been fulfilled, but if any such condition shall not have been fulfilled, to be held by the Trustee and thereafter applied to any other payments required to be made in accordance with subdivisions FIRST to THIRD, inclusive, above, of this Section 6(c).

        7. PAYMENTS BY TRUSTEE, ETC. All payments by the Trustee hereunder shall be made (a) if to the Lenders or the nominee of the Lenders, or to any other holder of a Note who is entitled to the benefits of an agreement with the Company (a copy of which has been delivered to the Trustee) similar to that contained in Section 15.2 of the Revolving Credit Agreement, in the manner provided in such Section 15.2 or in such similar agreement, as the case may be, or (b) if to any other holder of a Note, by check mailed and addressed to the registered holder of such Note as set forth in the register kept by the Company at its office maintained pursuant to Section 14.1 of the Revolving Credit Agreement for the purpose of registration of the Notes, without presentment of such Note or making any notation thereon.

        8. CERTIFICATES AS TO ISSUANCE OF AND PAYMENTS OF INTEREST ON NOTES, REDUCTION OF COMMITMENTS AND MAKING OF REVOLVING CREDIT LOANS. Upon the issuance of any Note pursuant to the Revolving Credit Agreement or upon any substitution of any such Note, the Company will deliver to the Trustee an Officers' Certificate specifying the date and unpaid and outstanding principal amount of such Note and the name and address of the holder thereof, and stating that such Note is being issued pursuant to the Revolving Credit Agreement or in substitution of a previously issued Note (in which case such certificate shall also identify such previously issued Note by reference to the prior certificate covering the same) and that such Note is entitled to the benefits of this Agreement and of the Common Collateral and, if a Series A Note, the Additional Series A Collateral. Upon the making of Revolving Credit Loans evidenced by any Note or any reduction of the Commitments pursuant to the Revolving Credit Agreement, the Company will deliver to the Trustee an Officers' Certificate specifying, in the case of the making of a Revolving Credit Loan, the amount and Series thereof, and the principal amount of Revolving Credit Loans outstanding evidenced by each Note, and, in the case of any reduction of the Commitments, the amount of such reduction, the date of such reduction, the aggregate principal amount and Series of the Commitments so reduced on such date, the name of the holder of each Note affected by such reduction, the Section of the Revolving Credit Agreement pursuant to which such reduction was effected and the amount of all required repayments, if any, of outstanding Revolving Credit Loans made in connection with such reduction in accordance with Section 8.4 of the Revolving Credit Agreement. The Company will also deliver to the Trustee promptly upon request and at least monthly following the date of this Agreement similar Officers' Certificates confirming such data as to all Revolving Credit Loans at the time outstanding and entitled to the benefits of this Agreement and of the Collateral, and, in addition, setting forth, as of the date of such Officers' Certificate, the name and address of each holder of any Note, together with the principal amount of all the Notes held by each respective holder and the principal amount of the outstanding Revolving Credit Loans evidenced thereby.

        9. NOTICES, ETC. UNDER SECURITY DOCUMENTS. The Trustee shall deliver to each holder of any Note, promptly upon receipt thereof by the Trustee, duplicates or copies of all notices, requests, Officers' Certificates and other instruments received by the Trustee under or pursuant to this Agreement or the Security Documents, in each case to the extent that the same shall not have been furnished pursuant hereto or thereto to such holder.

        10. AMENDMENTS, ETC. OF SECURITY DOCUMENTS. In any case where any amendment, modification, cancellation or termination of any of the Security Documents or the Warrant Agreement requires the agreement of the Trustee, or in any case where any consent, waiver or approval under any of the Security Documents or the Warrant Agreement requires the consent of the Trustee, the Trustee shall agree to such amendment, modification, cancellation or termination, or give such consent, waiver or approval, with (but only with) the prior written consent of a Requisite Percentage of All Holders; provided that the written consent of a Requisite Percentage of Series A Holders shall be sufficient in the case of consents relating solely to the Pledge Documents, or any of them.

        11. CONCERNING THE TRUSTEE. The Trustee hereby accepts the trusts of this Agreement, including, without limitation, its duties and obligations contained in the Security Documents, for the benefit of the holders of the Notes from time to time outstanding, but only upon the terms herein expressly set forth, including the following:

                (a) The Trustee shall be under no liability with respect to any action taken in accordance with a written request or consent given in accordance with this Agreement, except that nothing contained in this Agreement shall relieve the Trustee from liability for its own negligence or willful misconduct in the performance of the duties and obligations established for it hereunder and under the Security Documents.

                (b) The Trustee makes no representation and has no responsibility as to the sufficiency or validity of this Agreement, the Security Documents, the Revolving Credit Agreement, the Warrant Agreement or the Additional Warrants, or any other agreement, instrument or document related to the transactions contemplated thereby or to ascertain or to inquire as to the performance of any of the terms of this Agreement or the Security Documents by the Company or any other party thereto (other than as to the due authorization, execution and delivery by it of this Agreement and of each such instrument or agreement contemplated hereby to which it is or is to be a party), or as to the existence, sufficiency, validity or value of the Collateral, or as to the validity, perfection, priority or enforceability of the Liens of the Security Documents on any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder (except to the extent such action or omission constitutes negligence, bad faith or willful misconduct on the part of the Trustee), or as to the validity of the title of the Company to the Collateral, or for insuring the Collateral or the payment of taxes, charges, assessments or Liens on the Collateral or otherwise as to the maintenance of the Collateral.

                (c) Before the Trustee acts or refrains from acting pursuant to this Agreement or any of the Security Documents, the Trustee may consult with legal counsel of its selection, and shall not be liable for any action taken, suffered or omitted in good faith in accordance with the written advice or opinion of such counsel. The Trustee may perform its powers and duties hereunder directly or through agents or attorneys and shall not be liable for the negligence of any such agent or attorney appointed by it with due care.

                (d) The Trustee shall not be required to use or risk its own funds or otherwise incur financial liability in the performance of any of its obligations or duties or the exercise of any of its rights or powers and shall not be required to take any action which in the Trustee's reasonable judgment would involve it in expense or liability (or, in the judgment of counsel appointed by the Trustee, would involve a substantial risk of liability to the Trustee) unless furnished with security and indemnity which it reasonably deems to be satisfactory, provided that the unsecured indemnity of the Lenders shall in any event be satisfactory for purposes hereof. The Company will indemnify and save harmless the Trustee from and against any liability or damage it may incur, in good faith and without negligence, in the exercise and performance of any of its powers and duties hereunder, including, without limitation, the payment of taxes of the Trustee, excluding therefrom any taxes payable by the Trustee which are based on compensation received by the Trustee for services rendered hereunder.

                (e) In making any payment or in taking any other action hereunder or under the Security Documents or any other agreement, instrument or document in respect of any Note, the Trustee may rely upon the most recent Officers' Certificate covering such Note delivered to it pursuant to Section 8 unless it shall have received written notice of any transfer of such Note or of the outstanding principal among of Revolving Credit Loans evidenced thereby, and the Trustee shall be protected in making any payment in respect of any Note believed by the Trustee to be genuine.

                (f) The Trustee shall be under no obligation to file any financing or continuation statements or record any documents or instruments in any public office at any time or to take any other action to perfect, preserve or protect unimpaired the security afforded by the Security Documents, provided that, subject to Section 11(d), the Trustee shall be obligated to take such action, if any, as the Company, in furtherance of its obligations pursuant to Section 18 hereof, or a Requisite Percentage of All Holders may specifically request, in a statement specifying the particulars of action to be taken to perfect, preserve or protect unimpaired the security created by the Security Documents, provided that the written request of a Requisite Percentage of Series A Holders shall be sufficient in the case of a request relating solely to the Pledge Documents or any of them.

                (g) The Trustee may at any time request written instructions from the holders of the Notes with respect to the interpretation of this Agreement, the Security Documents or any other agreement, instrument or document related to the transactions contemplated in the Revolving Credit Agreement or of action to be taken or suffered or not taken hereunder or thereunder and, notwithstanding any other provision hereof or thereof, shall be entitled to withhold (and shall not be under any liability to any Person for withholding) action hereunder or thereunder until it shall have received such requested written instructions from a Requisite Percentage of All Holders (except that written instructions from a Requisite Percentage of Series A Holders shall be sufficient in the case of instructions relating solely to the Pledge Documents, or any of them, or Section 6(c) hereof), provided that if the Trustee shall not have received any such written instructions within a reasonable time (not in any event to exceed 30 days) after its request, the Trustee shall not be liable to any Person by reason of its having thereafter in good faith acted or refrained from acting.

                (h) In the absence of bad faith on the part of the Trustee, the Trustee may rely and shall be protected and incur no liability to anyone in acting, or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

                (i) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the written request of a Requisite Percentage of All Holders or, in the case of a request relating solely to the Pledge Documents, or any of them, or
        Section 6(c) hereof, the written request of a Requisite Percentage of Series A Holders.

                (j) The duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement and the Security Documents, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement and the Security Documents, and no implied covenants or obligations shall be read into this Agreement or the Security Documents against the Trustee.

                (k) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless the Trustee was negligent in ascertaining the pertinent facts.

                (l) Whenever in the administration of the provisions of this Agreement the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee and such Officers' Certificate, in the absence of gross negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Agreement upon the faith thereof.

                (m) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, note or other paper or document, unless requested in writing so to do by the Lenders, or the holder or holders of at least 5% in aggregate principal amount of the Notes at the time outstanding; provided that, in the case of any of the foregoing which by any provision hereof or of any Security Document are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to determine whether or not they conform on their face to the requirements of this Agreement or such Security Document, as applicable; and provided further that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security conferred upon it by the terms of this Agreement, the Trustee may require reasonable security or indemnity against such costs, expenses or liabilities as a condition to so proceeding; and the reasonable expense for such investigation shall be paid by the Company, or if paid by the Trustee, shall be repaid by the Company upon demand.

                (n) All monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except as provided in Section 6(a) hereof and to the extent required by law. Except as provided in Section 17, the Trustee shall be under no liability for interest on any monies received by it hereunder.

               (o) Anything herein contained to the contrary notwithstanding,
        (i) the Company shall remain liable under each of the Security Documents to which it is a party to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Trustee or the holders of the Notes of any of their rights, remedies or powers hereunder shall not release the Company from any of its duties or obligations under the Revolving Credit Agreement or each of the Security Documents to which it is a party and (iii) neither any of the holders of the Notes nor the Trustee shall have any obligation or liability under any of the Security Documents by reason of or arising out of this Agreement, nor shall the holders of the Notes or the Trustee be obligated to perform any of the obligations or duties of the Company thereunder or, except as expressly provided herein with respect to the Trustee, to take any action to collect or enforce any claim for payment assigned hereunder or otherwise.

               (p) Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Collateral in its possession or control, or in the possession or control of any agent or bailee appointed or chosen with reasonable care by the Trustee, or any income thereon, and the Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith and with reasonable care.

        12. TRUSTEE'S COMPENSATION, EXPENSES, INDEMNIFICATION, ETC. The Company, from time to time upon request, will pay the Trustee reasonable compensation for its services hereunder and will pay or reimburse the Trustee for all its reasonable expenses and disbursements under this Agreement and the Security Documents, including, without limitation, the reasonable fees and disbursements of its counsel and agents not regularly in its employ. The Company hereby indemnifies and holds harmless the Trustee and all additional trustees and co-trustees appointed in accordance with Section 16 (collectively, the "Indemnitees"), and their respective successors and assigns, legal representatives, agents and servants from and against any loss, claim, damage, liability or obligation (including, without limitation, reasonable attorneys' fees and expenses) which an Indemnitee may incur, in good faith and without negligence, in the exercise and performance of any of its powers and duties hereunder or in any way relating to or arising out of this Agreement, the Security Documents, the Warrant Agreement, the Additional Warrants or the Revolving Credit Agreement (whether or not also indemnified against by any other Person), including, without limitation, the payment of any taxes in respect of the issuance and sale of the Notes or the granting of security under the Security Documents and the payment of any other taxes of the Indemnitee (but excluding therefrom any taxes payable by the Indemnitee which are based upon compensation received by the Indemnitee for services rendered hereunder). The Company shall also reimburse the Lenders and each other holder of a Note upon demand for any indemnification obligation in respect of which the Lenders or such holder of a Note shall become liable to the Trustee as contemplated by Section 11(d) of this Agreement. Such indemnities shall survive payment or any transfers of the Notes and any resignation, removal or replacement of any Indemnitee. To secure the Company's payment obligations under this Section 12, the Trustee for the benefit of the Indemnitees shall have a lien prior to the Notes on all money or Property held or collected by the Trustee hereunder other than the Additional Warrants and money or Property held in trust to pay principal of, interest on, Additional Amounts, if any, and Commitment Fees, if any, payable in respect of, the Notes.

        13. RESIGNATION, REMOVAL AND REPLACEMENT OF TRUSTEE. The Trustee or any successor Trustee may resign at any time by giving at least 60 calendar days' prior written notice of resignation to the Company and each holder of any Notes at the time outstanding, such resignation to be effective upon the appointment and acceptance of appointment of a successor Trustee in accordance with the further provisions of this Section 13. A Requisite Percentage of All Holders may at any time remove the Trustee for or without cause by an instrument or instruments in writing delivered to the Trustee and the Company. In case the Trustee shall have given notice of its resignation or shall have been removed in accordance with the preceding sentence, a Requisite Percentage of All Holders may appoint a successor Trustee (eligible as provided in Section 15) by an instrument or instruments in writing delivered to such successor Trustee, the retiring Trustee and the Company. Until a new Trustee shall be so appointed by a Requisite Percentage of All Holders, the Company shall appoint an interim Trustee (eligible as provided in Section 15) to fill such vacancy by an instrument or instruments executed by order of its Board of Directors and delivered to such interim Trustee, the retiring Trustee and each holder of the Notes at the time outstanding. Any interim Trustee so appointed by the Company shall immediately and without further act be superseded upon the acceptance by any successor Trustee appointed by a Requisite Percentage of All Holders. Upon the appointment of any successor or interim Trustee pursuant to this Section 13, such successor or interim Trustee shall, forthwith upon its acceptance of such appointment, immediately and without further act succeed to all the rights and obligations of the retiring Trustee hereunder and under the Security Documents as if originally named herein and therein and the retiring Trustee, at the expense of the Company, shall duly assign, transfer and deliver to such successor or interim Trustee all the rights and monies at the time held by the retiring Trustee under the Security Documents and hereunder and shall execute and deliver such proper instruments as may be reasonably requested to evidence such assignment, transfer and delivery.

        14. SUCCESSOR TRUSTEE BY MERGER, CONSOLIDATION, ETC. Any corporation into which the Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Trustee is a party, or any state or national bank or trust company in any manner succeeding to all or substantially all of the corporate trust business of the Trustee, if eligible as provided in Section 15, shall automatically succeed to all of the rights and obligations of the Trustee hereunder and under the Security Documents without further action on the part of any of the parties hereto. Such surviving or succeeding corporation (if other than the Trustee) shall forthwith deliver to each holder of any Notes at the time outstanding and the Company written notice of such succession to the rights and obligations of the Trustee hereunder and under the Security Documents.

        15. ELIGIBILITY OF TRUSTEE. The Trustee shall always be a state or national bank or trust company in good standing, organized under the laws of the United States of America or one of the States thereof, having capital and surplus (as shown by its latest financial statement published to its shareholders) aggregating at least $100,000,000 and having (or being the wholly-owned subsidiary of a holding company having) a rating of at least A by Standard & Poor's Ratings Group or Moody's Investors Service, Inc. In the event at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 15, the Trustee shall resign immediately in the manner and with the effect specified in Section 13.

        16. APPOINTMENT OF ADDITIONAL TRUSTEES AND COLLATERAL AGENTS. (a) Notwithstanding anything to the contrary contained herein, if, at any time or times, in order to conform with any law of any jurisdiction in which the Company shall then own or hold any property which is a part of the Collateral, the Trustee shall be advised by counsel satisfactory to it that it is necessary or prudent in the interest of the holders of the Notes so to do or shall be instructed so to do by a Requisite Percentage of All Holders, the Trustee shall execute and deliver any and all instruments and agreements necessary or proper to appoint another trust company, bank or banking association, or one or more persons, approved by the Trustee, either to act as co-trustee or co-trustees hereunder or under any of the other Security Documents, jointly with the Trustee originally appointed hereunder, or its successors, or to act as separate trustee or trustees hereunder or under any of the Security Documents; and the trust company, bank or banking association, or the person or persons so appointed, shall be such co-trustee or co-trustees, or separate trustee or trustees, with such powers, duties and discretion as shall be specified in said instruments or agreements of appointment, executed as aforesaid. Such co-trustee or co-trustees or separate trustee or separate trustees may at any time or times be removed by the Trustee or by a Requisite Percentage of All Holders; and upon any such removal, the Trustee may appoint a successor co-trustee or co-trustees or a successor separate trustee or separate trustees pursuant to this Section 16.

        (b) The rights, powers, duties and obligations conferred or imposed upon the Trustee under this Agreement and the other Security Documents shall be conferred and imposed upon and exercised or performed by the Trustee, or jointly by the Trustee and any co-trustee or co-trustees or separate trustee or separate trustees appointed pursuant to this Section 16, as provided herein or in the instrument or agreement appointing such co-trustee or co-trustees or separate trustee or separate trustees, except that all monies received pursuant to any Security Document to be delivered to or held by the Trustee shall be so delivered to or held by the Trustee only and except to the extent that under the law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or co-trustees, or separate trustee or separate trustees.

        (c) Each co-trustee or separate trustee appointed pursuant to the provisions of this Section 16 may resign and may be removed and successors to such trustee may be appointed in the same manner as the Trustee may resign or be removed or a successor to the Trustee appointed as provided in Section 13, and all of the provisions hereof with respect to the resignation or removal of the Trustee or the appointment of a successor to the Trustee, and the effect thereof, shall be deemed applicable to the resignation or removal of each co-trustee or separate trustee appointed pursuant to the provisions of this
Section 16 or to the appointment of successors to such trustees, as the case may be.

        (d) The Trustee shall not be liable for the misconduct or negligence of any co-trustee or separate trustee appointed with due care by the Trustee pursuant to this Section 16.

        (e) (i) In addition to and without limitation of the foregoing, the Trustee shall have no duty to act outside of the United States in respect of any Collateral located in a jurisdiction other than the United States ("FOREIGN COLLATERAL") but shall, at the specific request of the Company, and provided that the Company has provided appropriate opinions, appoint a qualified foreign collateral agent (such qualified foreign collateral agent appointed in respect of one or more items of the collateral who has signed an agency agreement with the Trustee substantially in the form of Exhibit A hereto with such changes as may be acceptable to the Trustee, a "FOREIGN COLLATERAL AGENT") in any such jurisdiction and sign the Foreign Collateral Documents (as defined herein) specified by the Company. Such Foreign Collateral Agent, the Trustee and the Company shall, provided the same are reasonably acceptable to the Trustee, enter into a collateral assignment, pledge agreement, mortgage or other security agreement purporting to create a Lien or security interest in such item of Foreign Collateral (each such assignment or agreement, a "FOREIGN COLLATERAL DOCUMENT") pursuant to which such owner shall purport to grant to such Foreign Collateral Agent a Lien or security interest for the benefit of the Trustee and the equal and ratable benefit of the holders of the Notes.

        (ii) The duties and responsibilities, and the rights and immunities, of the Trustee with respect to any Foreign Collateral Agent and Foreign Collateral with respect to which such Foreign Collateral Agent is acting are limited to those required by this Section 16(e) as follows: (1) both before and after an Event of Default, the Trustee shall have no duty to supervise or monitor such Foreign Collateral Agent or its performance, and shall have no liability for any acts or omissions of such Foreign Collateral Agent; provided that (x) if a Trust Officer has actual knowledge of willful misconduct or gross negligence of such Foreign Collateral Agent, the Trustee may replace such Foreign Collateral Agent with a successor Foreign Collateral Agent which it may appoint and (y) the Trustee shall satisfy itself that any instructions given by the Trustee to such Foreign Collateral Agent have been carried out; (2) the Trustee shall give to such Foreign Collateral Agent such instructions to make effective the Liens granted by the Foreign Collateral Documents as shall be stated to be necessary in the opinions of counsel furnished pursuant to Section 4.5 of the

Revolving Credit Agreement with respect to the Foreign Collateral with respect to which any such Foreign Collateral Agent is acting and the Liens granted therein; (3) the Trustee shall give notice to such Foreign Collateral Agent of any Event of Default of which a Trust Officer has actual knowledge; (4) the Trustee may, but has no obligation to, request information from such Foreign Collateral Agent with respect to realization on Foreign Collateral or an alternative course of action after an Event of Default, shall evaluate any such information supplied by such Foreign Collateral Agent and in its sole discretion, subject, however, to the provisions of subclause (iv) below relating to the Trustee's seeking direction from a Requisite Percentage of Series A Holders or the right of a Requisite Percentage of Series A Holders to give directions pursuant to the terms of Section 4(c) of this Agreement, shall instruct such Foreign Collateral Agent either to realize on such Foreign Collateral or to take such alternative course of action; and (5) the Trustee shall commence an action, or take such other action as it deems appropriate, in the event any Foreign Collateral Agent fails to follow instructions of the Trustee or fails to provide information required to be provided to the Trustee by such Foreign Collateral Agent; provided that, in any circumstance in which this Section 16(e) requires that the Trustee determine that such Foreign Collateral Agent has complied with instructions, the Trustee shall be entitled to rely conclusively on a certificate of an appropriate officer of such Foreign Collateral Agent to such effect.

        (iii) In exercising its rights and duties under this Section 16(e), the Trustee shall use the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

        (iv) During the continuance of an Event of Default, the Trustee will give no instructions to a Qualified Foreign Collateral Agent until a Requisite Percentage of Series A Holders instruct the Trustee to act or give instructions to such Qualified Foreign Collateral Agent to act.

        17. INVESTMENTS. (a) Monies held by the Trustee pursuant to any provision of this Agreement or any Security Document (i) shall not be invested or reinvested except as provided in Section 17(b) and (ii) shall not bear interest except as the Company and the Trustee may agree in writing.

               (b) Unless an Event of Default shall have occurred and be continuing, monies held by the Trustee hereunder shall be invested or reinvested by the Trustee in accordance with the written request of the Company, signed by its chief financial officer, in investments constituting Eligible Cash Equivalents. The Trustee shall, promptly upon receipt of instructions so to do by a Requisite Percentage of All Holders, sell any and all such investments upon the occurrence of any Event of Default or at any time the proceeds thereof are otherwise required to be applied in accordance with the provisions of Section 6. If any such sale (or any payment at maturity) produces a net sum less than the cost (including accrued interest paid as such) of the investment so sold (or paid), the Trustee shall give written notice thereof to the Company and the Company shall promptly pay the deficiency to the Trustee. All such investments, all net earnings, if any, thereon and the net proceeds of the sale or payment thereof, plus any such deficiency paid by the Company, shall be held by the Trustee for the same purposes as the monies used to purchase such investments. Any and all securities and instruments held by the Trustee shall, unless in bearer form, be registered and held in the name of the Trustee or its nominee.

        18. FURTHER ASSURANCES. The Company agrees to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Collateral now existing or hereafter created meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfected the security interests in the Collateral intended to be created by the Security Documents, and to deliver promptly a file stamped copy of each such financing statement or other evidence of filing to the Trustee. The Trustee shall be under no obligation whatsoever to file such financing or continuation statements or to make any other filing under the UCC in connection with such sale and assignment. The Company at its expense will execute, acknowledge and deliver all such agreements and instruments and take all such action as the Trustee or a Requisite Percentage of All Holders (or, to the extent relating solely to the Pledge Documents or the Additional Series A Collateral, a Requisite Percentage of Series A Holders) from time to time may request in order further to effectuate the purposes of this Agreement and to carry out the terms hereof. Without limiting the foregoing, the Company will do all acts and things, and will make, execute, acknowledge and deliver, and file and record in the proper filing and recording places, all such instruments (including, without limitation, mortgages, pledges, assignments, security agreements, financing statements and continuation statements) required or which may be requested by the Trustee, the Lenders or the holder or holders of at least 5% in aggregate principal of the Notes at the time outstanding to establish, perfect, maintain and continue the perfection and priority of the security interests of the Trustee in the Collateral, and authorizes (to the extent permitted by applicable law) the Trustee to execute and file in its name any financing or continuation statements which the Company, the Trustee or a Requisite Percentage of All Holders may determine to be necessary or advisable to protect the Trustee's security interests with respect to the Collateral. The Company represents and warrants that its address set forth in Section 20 is its chief executive office and principal place of business and the office at which its records with respect to this Agreement and the Security Documents and the Collateral are kept. In the event the Company proposes to change its name, the location of its chief executive office or its principal place of business or the location of the office at which such records are kept, the Company will, at least 30 days prior to any such proposed change, deliver to the Trustee written notice of such proposed change.

        19. TERMINATION; REINSTATEMENT. Upon receipt by the Trustee of evidence from the holders of the Notes at the time outstanding of the payment (or prepayment) in full, in cash, of the principal of, and interest on, and Additional Amounts (if any) and Commitment Fees (if any) owing with respect to, all the Notes in accordance with the terms thereof, and the payment, in cash (or the making of provision satisfactory to the Trustee for the payment), of all other sums payable under the Revolving Credit Agreement, the Security Documents and this Agreement (including, without limitation, the reasonable compensation, expenses and disbursements of the Trustee), this Agreement shall terminate and the Trustee, at the request and expense of the Company, will execute and deliver to the Company a proper instrument or instruments acknowledging the satisfaction and termination of the Security Documents and of this Agreement, and will duly assign, transfer and deliver to the Company all of the rights, properties and monies at the time held by the Trustee under the Security Documents and hereunder. Notwithstanding any provision hereof or of any Security Document to the contrary, in the event that all or any part of any payment or payments theretofore applied to any of the indebtedness or obligations secured by any Security Document is or must be rescinded or returned for any reason whatsoever (including, without limitation, the insolvency, bankruptcy, reorganization or the like of the Company), such indebtedness and obligations, for the purpose of this Agreement and each such Security Document, to the extent that such payment is or must be so rescinded or returned, shall be deemed to have continued in existence (regardless of whether (x) there shall have previously occurred any Default or Event of Default, (y) any instrument or agreement evidencing such indebtedness or obligation shall have been acquired by the Company or cancelled or (z) this Agreement or any other Security Document shall have been terminated pursuant to the preceding sentence or otherwise), and this Agreement and each such Security Document shall continue to be effective or shall be reinstated, as the case may be, without further act of any Person, as to such indebtedness and obligations, all as though neither such payment nor such application thereof had been made.

        20. NOTICES, ETC. (a) All notices and other communications hereunder shall be in writing (including telex, telecopier or similar writing) and shall be effective (i) if given by telecopier, when transmitted and the appropriate confirmation received, (ii) if given by certified mail, three Business Days after being deposited in the mail, (iii) if given by first class mail, postage prepaid, when received and (iv) if given by other means, when received or personally delivered, addressed as set forth in Section 20(b).

        (b)    Communications shall be addressed as follows:

               (i) if to the Company, at 680 Fifth Avenue, 24th Floor, New York, New York 10019, Attention: President (with a copy to Morgan, Lewis & Bockius LLP, at 101 Park Avenue, New York, New York 10178,
        Attention: H. Franklin Bloomer, Jr.), or at such other address as the Company shall have furnished in writing to the Trustee and each holder of any Note at the time outstanding, or

               (ii) if to the Trustee, at 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust Department, or at such other address as the Trustee shall have furnished in writing to the Company and each holder of any Note at the time outstanding, or

               (iii) if to the Lenders, at its address specified for the purpose in Schedule I to the Revolving Credit Agreement, or at such other address as the Lenders shall have furnished in writing to the Company and the Trustee, or

               (iv) if to any other holder of any Note, at such address as such other holder shall have furnished to the Company in writing, or, until any such other holder so furnishes to the Company an address, then to and at the address of the last holder of such Note who has furnished an address to the Company and the Trustee.

        21. MISCELLANEOUS. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, and, in addition, shall inure to the benefit of and be enforceable by any holder at the time of any Note. This Agreement may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and by the Trustee upon the direction of a Requisite Percentage of All Holders. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms hereof. This Agreement shall be executed in any number of counterparts each of which shall be an original, but all of which together shall constitute one instrument.



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                                       23

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                                       24

               IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                                        PLD TELEKOM INC.

                                        By   /s/ E. Clive Anderson
                                            ------------------------------------
                                               Title:  Senior Vice President


                                        THE BANK OF NEW YORK,
                                                  as Trustee

                                        By    /s/ Ming J. Shiang
                                            ------------------------------------
                                                Title: Assistant Vice President

                                                                   Schedule I
                                                                       to
                                                                 Trust Agreement



                 Description of Additional Warrant Certificates
                         Originally Delivered to Trustee
                 ----------------------------------------------

        Registration No.                                         Number of Warrants
        of Warrant Certificate                            Evidenced by Warrant Certificate
        ----------------------                            --------------------------------

1              WA-3                                                   18,300
2              WA-4                                                   18,300
3              WA-5                                                   18,300
4              WA-6                                                   18,300
5              WA-7                                                   18,300
6              WA-8                                                   11,700
7              WA-9                                                   11,700
8              WA-10                                                  11,700
9              WA-11                                                  11,700
10             WA-12                                                  11,700
11             WB-3                                                    9,760
12             WB-4                                                    9,760
13             WB-5                                                    6,240
14             WB-6                                                    6,240